                                                                     EXHIBIT 4.3

                                                            EXECUTION COPY

                    SECURITY AGREEMENT dated as of October 17, 1996, among RYDER
               TRS, INC., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary, individually, a "Guarantor" and, collectively, the "Guarantors"; the Borrower and the Guarantors are referred to collectively herein as the "Grantors") and CITICORP, U.S.A., INC., a Delaware corporation ("Citicorp"), as documentation agent and as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).

          Reference is made to the Credit Agreement dated as of October 17, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), the Lenders identified therein as issuing banks (the "Issuing Banks"), The Chase Manhattan Bank, as administrative agent (the "Administrative Agent") for the Lenders, and the Collateral Agent.

          The Lenders have agreed to make Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents,
(c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents and (d) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Interest Rate Protection Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Interest Rate Protection Agreement was entered into (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Obligations").

          Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                              ARTICLE I

                              Definitions

          SECTION 1.01. Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

          SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

          "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

          "Accounts" shall mean any and all right, title and interest of any Grantor to payment for goods, Equipment and services sold or leased (including by or in connection with Qualifying Rentals), including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

          "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods or Equipment, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

          "Agreements" shall mean all Transaction Agreements, leases, whether entered into as lessor or lessee, Interest Rate Protection Agreements and other agreements, documents and instruments, including agreements with Dealers, of any Grantor.

          "Authorized Employees" shall have the meaning given such term in
Section 6.04(b).

          "Collateral" shall mean all (a) Accounts Receivable, (b) Documents,
(c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts (including the Concentration Account, the Collection Deposit Accounts and the General Fund Account) and (g) Proceeds.

          "Collection Deposit Account" shall mean a lockbox account of a Grantor maintained for the benefit of the Secured Parties with the Collateral Agent or with a Sub-Agent pursuant to a Lockbox and Depository Agreement.

          "Concentration Account" shall mean the cash collateral account established at the office of Citicorp located at 399 Park Avenue, New York, NY 10021, in the name of the Collateral Agent, Account No. 4071-1405.

          "Copyright License" shall mean any written agreement (including the Copyright License Agreement (as defined in the Purchase Agreement)), now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

          "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

          "Credit Agreement" shall have the meaning given such term in the preliminary statement of this Agreement.

          "Designated Location" shall mean any location reasonably approved by the Collateral Agent for the maintaining and processing of Title Documentation in accordance with this Agreement.

          "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral, including Title Documentation.

          "Equipment" shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including Vehicles (whether intended for sale, rental or lease, whether in custody or possession of any third person pursuant to a Qualifying Rental, other rental or lease arrangement, or otherwise), tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.

          "General Fund Account" shall mean the general fund account established at the office of Citicorp located at 399 Park Avenue, New York, NY 10021, in the name of the Borrower, Account No. 4071-1413.

          "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under Agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable. Without limiting the foregoing, the term "General Intangibles" shall include (a) all rights to receive and demand payments under the Agreements, (b) all rights to receive and compel performance under the Agreements and (c) all other rights, interests and claims now existing or hereafter arising in connection with the Agreements.

          "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

          "Inventory" shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

          "Leasco" shall mean RCTR, Inc., a special purpose Delaware corporation and a wholly owned subsidiary of the Borrower.

          "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

          "Lockbox and Depository Agreement" shall mean a Lockbox and Depository Agreement substantially in the form of Annex 1 hereto among the Borrower, the Collateral Agent and a Sub-Agent.

          "Lockbox System" shall have the meaning assigned to such term in
Section 5.01.

          "Motor Vehicle Statute" shall mean the motor vehicle statutes or similar laws, rules or regulations of any state or other jurisdiction.

          "New Vehicles" shall mean all Vehicles other than Seller Vehicles.

          "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

          "Patent License" shall mean any written agreement (including the Patent License Agreement (as defined in the Purchase Agreement)), now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

          "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

          "Perfection Certificate" shall mean a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

          "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent pursuant to the Lockbox System,
(b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and
(iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Purchase Agreement" shall mean the Asset and Stock Purchase Agreement dated as of September 19, 1996, by and between the Seller and the Borrower, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.

          "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Banks, (e) each counterparty to an Interest Rate Protection Agreement entered into with the Borrower if such counterparty was a Lender (or an Affiliate of a Lender) at the time the Interest Rate Protection Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document and
(g) the successors and assigns of each of the foregoing.

          "Security Interest" shall have the meaning assigned to such term in
Section 2.01.

          "Seller" shall mean Ryder Truck Rental, Inc., a Florida corporation.

          "Seller Vehicles" shall mean all Vehicles acquired from the Seller pursuant to the Purchase Agreement.

          "Sub-Agent" shall mean a financial institution which shall have delivered to the Collateral Agent an executed Lockbox and Depository Agreement.

          "Title Documentation" shall have the meaning given such term in
Section 6.04(a).

          "Trademark License" shall mean any written agreement (including the Trademark License Agreement (as defined in the Purchase Agreement)), now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

          "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

          "Transaction Agreements" shall mean all of the following: the Purchase Agreement, the Maintenance Agreement, the Administrative Services Agreement, the MIS Support Agreement, the Ryder Dealer Agreement, the Used Truck Sales Agreement, the Software License Agreement, the Shared Facility Licenses, the Assumption Agreement and the Office Sublease Agreement (each such term as defined in the Purchase Agreement) and the Lease and any other agreement, instrument or other document entered into or delivered by, between or among the Borrower, the Seller and any of their respective Affiliates in connection with the Acquisition, as each such agreement, instrument or document may be amended, modified or supplemented from time to time in accordance with the terms thereof and the Credit Agreement. The term "Transaction Agreements" shall include the Vehicle Title Nominee Agreement and any bill of sale or similar instrument delivered by the Seller to Leasco with respect to Vehicles acquired by Leasco from the Seller, if and only if Leasco shall become a Grantor hereunder after the Step-Up Date as provided in Section 5.15(d) of the Credit Agreement.

          "Vehicle" shall mean any truck or other vehicle owned by the Borrower or any Subsidiary and registered and based in the United States of America, the body (including the "box" or storage component) and equipment mounted thereon and all accessions, attachments and accessories of any type or description attached to such truck or vehicle.

          "Vehicle Title Nominee Agreement" shall mean the Vehicle Title Nominee Agreement dated as of the Closing Date between the Seller and Leasco, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.

          SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.


                                  ARTICLE II

                               Security Interest

          SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Grantors agree to take, on behalf of the Collateral Agent, the actions required by Section 6.03 with respect to Vehicles, and the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents (without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party), in each for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor. It is acknowledged that Vehicles owned by Leasco do not constitute part of the Collateral except, after the Step-Up Date, if required as provided in Section 5.15(d) of the Credit Agreement.

          SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                  ARTICLE III

                        Representations and Warranties

          The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

          SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

          SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. The filing of applications for certificates of title and registration with respect to Vehicles pursuant to Section 6.03, together with the fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral that have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of renewals for certificates of registration and the filing of continuation statements and as provided under subparagraphs (a) and (b) of Section 6.03.

          (b) Each Grantor shall ensure that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded, within two Business Days after the execution of this Agreement, with respect to United States

Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United Sates registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office, respectively, pursuant to 35 U.S.C. (S) 261, 15 U.S.C.
(S) 1060 or 17 U.S.C. (S) 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

          SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering an application for the certificate of title or registration, financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Motor Vehicle Statute, Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens. None of the Grantors are subject to the Motor Carrier Act of 1980 (or any successor statute thereto) or the rules and regulations promulgated thereunder by the Interstate Commerce Commission.

          SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. The Grantor has not filed or consented to the filing of (a) any application for a certificate of title or registration, financing statement or analogous document for or on behalf of any other person under the Motor Vehicle Statute, Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which application, financing statement or analogous document is still in effect, except, in each case, for Permitted Liens.


                                  ARTICLE IV

                                   Covenants

          SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number; provided, however, that notice of the addition or elimination of any Dealer locations or any other change in the location of Dealers needs to be provided only at such time as the quarterly financial statements are delivered pursuant to Section 5.04(b) of the Credit Agreement; provided, further, that the foregoing shall not be deemed to restrict the movement of Vehicles in the ordinary course of business. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence (other than any change in the location of Dealers) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

          (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral, other than Vehicles, as to which Section 6.06 is applicable.

          SECTION 4.02. Periodic Certification. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04 of the Credit Agreement, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower (a) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to Section 4.02 and (b) certifying that all Motor Vehicle Statute filings, Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all renewals, refilings, rerecordings and reregistrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any renewals of certificates of registration for Vehicles or continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

          SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien other than, to the extent permitted by the Credit Agreement, Permitted Liens.

          SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 15 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 45 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

          SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located (including Dealer locations), to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.11 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person (including Dealers), by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification, provided that (a) so long as no Default or Event of Default shall have occurred and be continuing, there shall be no more than one such inspection and verification by any of the Collateral Agent or such other persons in any fiscal quarter of the Borrower, (b) the business of the Borrower and the Subsidiaries shall not be unreasonably disrupted by any such inspection and verification and (c) the Collateral Agent shall use reasonable efforts to coordinate any such inspection and verification with evaluations and appraisals of the Borrowing Base conducted pursuant to Section 5.11(a) of the Credit Agreement. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.16 of the Credit Agreement).

          SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not constituting Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

          SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

          SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

          SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except for Permitted Liens. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business, (b) Vehicles may be leased by Dealers pursuant to Qualifying Rentals and other Equipment may be sold or leased by Dealers in bona fide transactions, in each case in the ordinary course of business, (c) Vehicles and other Equipment may be held in the possession of other persons when being repaired by such persons in the ordinary course of such Grantor's business and (d) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory or Equipment to be in the possession or control of any warehouseman, bailee, agent, processor or Dealer at any time unless such warehouseman, bailee, agent, processor or Dealer shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory or Equipment subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory or Equipment, whether arising by operation of law or otherwise, provided that (a) in the case of Dealers in existence on the date hereof, the Grantors may provide such notice to, and obtain such agreement from, such Dealers not later than 90 days after the date hereof and (b) persons repairing dollies in the ordinary course of business need not be so notified or make such agreement.

          SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

          SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.02 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

          SECTION 4.12. Legend. Each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

          SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

          (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

          (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

          (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such

Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

          (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

          (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

          (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.


                                   ARTICLE V

                                  Collections

          SECTION 5.01. Lockbox System. (a) Within 60 days after the Closing Date, the Grantors shall establish in the name of the Collateral Agent, and subject to the control of the Collateral Agent pursuant to the Lockbox and Depository Agreements, for the ratable benefit of the Collateral Agent and the other Secured Parties, a system of lockboxes and related deposit accounts (the "Lockbox System") with one or more financial institutions that are reasonably satisfactory to the Collateral Agent into which the Proceeds of all Accounts Receivable, Inventory and Equipment shall be deposited and forwarded to the Collateral Agent in accordance with the Lockbox and Depository Agreements.

          (b) All Proceeds of Accounts Receivable, Inventory and Equipment that have been received on any Business Day through the Lockbox System will be transferred into the Concentration Account on such Business Day to the extent required by the applicable Lockbox and Depository Agreement. All Proceeds stemming from the sale of a substantial portion of the Collateral that have been received by a Grantor on any Business Day will be transferred into the Concentration Account on such Business Day. All dividends, distributions or other payments received by the Borrower from Leasco will be transferred into the Concentration Account on the Business Day on which such dividends, distributions or payments are so received by the Borrower. All Proceeds received on any Business Day by the Collateral Agent pursuant to Section 5.02 will be transferred into the Concentration Account on such Business Day.

          (c) The Concentration Account is, and shall remain, under the sole dominion and control of the Collateral Agent. Each Grantor acknowledges and agrees that (i) such Grantor has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall continue to be collateral security for all of the Obligations and (iii) upon the occurrence and during the continuance of an Event of Default, at the Collateral Agent's election, the funds on deposit in the Concentration Account shall be applied as provided in Section 7.02. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly remit any funds on deposit in the Concentration Account to the General Fund Account and the Borrower shall have the right, at any time and from time to time, to withdraw such amounts from the General Fund Account as it shall deem to be necessary or desirable.

          (d) Effective upon notice to the Grantors from the Collateral Agent after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), the Concentration Account will, without any further action on the part of any Grantor, the Collateral Agent or any Sub-Agent, convert into a closed lockbox account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. Each Grantor irrevocably authorizes the Collateral Agent to notify each Sub-Agent (i) of the occurrence of an Event of Default and (ii) of the matters referred to in this paragraph (d). Following the occurrence of an Event of Default, the Collateral Agent may instruct each Sub-Agent to transfer immediately all funds held in each deposit account to the Concentration Account.

          SECTION 5.02. Collections. (a) Each Grantor agrees (i) to notify and direct promptly each Account Debtor and every other person obligated to make payments on Accounts Receivable or in respect of any Inventory or Equipment to make all such payments directly to the Lockbox System established in accordance with Section 5.01, (ii) to use all reasonable efforts to cause each Account Debtor and every other person identified in clause (i) above to make all payments with respect to Accounts Receivable, Inventory and Equipment directly to such Lockbox System and (iii) promptly to deposit all payments received by it on account of Accounts Receivable, Inventory and Equipment, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in the Lockbox System in precisely the form in which received (but with any endorsements of such Grantor necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by such Grantor for and as the property of the Collateral Agent.

          (b) Without the prior written consent of the Collateral Agent, no Grantor shall, in a manner adverse to the Lenders, change the general instructions given to Account Debtors in respect of payment on Accounts to be deposited in the Lockbox System. Until the Collateral Agent shall have advised the

Grantors to the contrary, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Accounts Receivable, Inventory and Equipment, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may at the option of the Collateral Agent be terminated upon the occurrence and during the continuance of an Event of Default.

          SECTION 5.03. Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing contained in this
Section 5.03 shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                  ARTICLE VI

                                   Vehicles

          SECTION 6.01. General. The following provisions of this Article VI and the provisions of Article IV relating to Vehicles (including Section 4.11) shall apply to all Vehicles legally or beneficially owned by the Borrower or any Grantor, and the Borrower shall cause Leasco to comply with all such provisions with respect to Vehicles so owned by Leasco (as if references to a "Grantor" were references to "Leasco", it being acknowledged that Leasco is not a party to this Agreement on the date hereof); provided, however, that the Collateral Agent, on behalf of the Secured Parties, acknowledges that the Vehicles owned by Leasco do not and will not constitute part of the Collateral, notwithstanding the notation on any certificate of title therefor that Citicorp is the lienholder of record with respect thereto and notwithstanding any certificate of registration having been issued in the name of Citicorp, except after the Step-Up Date if required as provided in Section 5.15(d) of the Credit Agreement. The Collateral Agent, on behalf of the Secured Parties, acknowledges that, upon consummation of the Securitization, the following provisions of this Article VI and the provisions of Article IV relating to Vehicles shall no longer apply to Vehicles owned by Leasco.

          SECTION 6.02. Titling. (a) With respect to each Seller Vehicle then owned by a Grantor, such Grantor shall, in the ordinary course of business (but in no event later than, subject to Section 5.15(c) of the Credit Agreement, the earlier of (i) one year after the Closing Date and (ii) the last day under the Vehicle Title Nominee Agreement by which such Seller Vehicle must be so retitled (such last day being, as of the Closing Date, six months after the Closing
Date)), file an application for, and obtain, a certificate of title and a certificate of registration for such Seller Vehicle from each state or other jurisdiction in which such Seller Vehicle is required to be titled or registered, except to the extent such Seller Vehicle shall no longer be owned by such Grantor.

          (b) With respect to each New Vehicle, the applicable Grantor shall, as soon as reasonably practicable, file an application for, and obtain, a certificate of title and a certificate of registration for such New Vehicle from each state or other jurisdiction in which such New Vehicle is required to be titled or registered, provided that in no event shall such filing be made later than 14 days following the later of (i) the time of delivery to such Grantor of such New Vehicle and (ii) the payment by such Grantor of the purchase price for such New Vehicle.

          (c) The Grantors shall obtain all new certificates of title and registration for the Vehicles as required by applicable law. Certificates of title and registration for the Vehicles shall be obtained from the department or registry of motor vehicles or other relevant body in each state or other jurisdiction in which the Vehicles are required to be titled or registered. Each Grantor shall take such action as shall be necessary from time to time to avoid suspension, revocation or invalidation of any certificates of title, and to renew and maintain all certificates of registration, for the Vehicles. No Grantor shall operate any Vehicle, or permit any Vehicle to be operated, in such a manner as could cause any certificate of title or registration for such Vehicle to be suspended, revoked or invalidated or otherwise adversely affected.

     SECTION 6.03. First Lien of Collateral Agent. The certificate of title for each Vehicle shall designate the applicable Grantor as the registered owner and "Citicorp, U.S.A., Inc. or its successors and assigns, as collateral agent" as the first lienholder. To the extent:

         (a) such Vehicle is subject to a certificate of title issued by a state or other jurisdiction in which the perfection of a security interest in such Vehicle requires possession of such certificate of title by the secured party, the applicable Grantor shall deliver to the Collateral Agent such certificate of title promptly upon such Grantor's receipt thereof;

         (b) such Vehicle is registered in a state or other jurisdiction in which the perfection of a security interest in such Vehicle held as Inventory requires the filing of a Uniform Commercial Code financing statement or other filing, recording or registration covering such Inventory, the Collateral Agent is hereby authorized to make such filings as are described in the second sentence of Section 2.01 with respect to such Vehicle; and

         (c) such Vehicle is registered in a state or other jurisdiction in which the perfection of a security interest in such Vehicle requires that the certificate of registration for such Vehicle be issued in the name of the secured party and/or requires possession of such certificate of registration by the secured party, the applicable Grantor shall cause such certificate of registration to be issued in the name of "Citicorp, U.S.A., Inc. or its successor and assigns, as collateral agent" and/or shall deliver to the Collateral Agent such certificate of registration promptly upon such Grantor's receipt thereof.

     SECTION 6.04. Title Documentation. (a) Each Grantor shall maintain and process in a safe, fireproof and secure manner at the Designated Location all original title and registration documentation, and copies of all applications for title, with respect to the Vehicles (collectively, the "Title Documentation"). In no event shall any Grantor release or surrender any Title Documentation other than in accordance with this Agreement or shall any Title Documentation be maintained or processed at any location other than the Designated Location. The Designated Location shall not be used for any other purpose other than for maintaining and processing Title Documentation, and no employee or agent of any Grantor or any other person shall have any access thereto other than the Authorized Employees. The Designated Location shall be a separate fireproof room that shall be locked whenever not in use by Authorized Employees, provided that the Borrower shall have up to six months after the Closing Date to fireproof the Designated Location. The Titling Documentation shall be maintained in fireproof file cabinets that shall be locked whenever not in use by Authorized Employees. The keys to the Designated Location and such file cabinets shall be held only by the Authorized Employees, provided that a copy of such keys shall be held by the Collateral Agent. Such file cabinets shall be raised off of the floor so as not to incur water damage if the sprinkler system shall be activated. Notwithstanding the foregoing, until the later of (a) 45 days after the Closing Date and (b) such time as a Vehicle covered by the Vehicle Title Nominee Agreement is retitled from the name of the Seller, the Title Documentation for such Vehicle may be maintained and processed by Authorized Employees (who may be employees of the Seller) in the same manner and at the same location used immediately prior to the date hereof by the Seller for such purposes, provided that (i) such Titling Documentation shall be maintained in fireproof file cabinets that shall be locked when not in use by Authorized Employees and (ii) the Collateral Agent shall be given a copy of the keys to such file cabinets.

     (b) Each of the employees of the Grantors (or, in the case of the last sentence of the foregoing paragraph (a), of the Seller) who will at any time be authorized to maintain and process, and to have any access to, the Title Documentation (the "Authorized Employees"), including for purposes of taking any of the actions described in clauses (i) and (ii) of
Section 6.05(a), shall be in good standing with the Grantors (or the Seller), and no Responsible Officer of any Grantor (or the Seller) shall have any reason to question the veracity, integrity or abilities of any such Authorized Employee. Each Authorized Employee shall be qualified to perform the responsibilities delegated to such Authorized Employee. Schedule VI sets forth a correct list of all the Authorized Employees as of the date hereof. The Borrower shall promptly provide the Collateral Agent with revised copies of such Schedule so that at all times such Schedule correctly identifies the then-Authorized Employees. Not later than 45 days after the Closing Date, each Authorized Employee shall have been, and at all times thereafter shall be, bonded for the benefit of the Collateral Agent on behalf of the Secured Parties in an amount equal to not less than $1,000,000 per Authorized Employee pursuant to a bond issued by a reputable bonding company, such bond and bonding company being reasonably satisfactory to the Collateral Agent.

     (c) The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right to inspect the Designated Location and the Title Documentation (and to make extracts and copies of the Title Documentation) and to discuss the Title Documentation and the maintaining and processing of it with the Authorized Employees and the officers of the Grantors, all at the Grantors' own cost and expense, provided that (i) so long as no Default or Event of Default shall have occurred and be continuing, there shall be no more than one such inspection by any of the Collateral Agent or such other persons in any fiscal quarter of the Borrower, (ii) the business of the Borrower and the Subsidiaries shall not be unreasonably disrupted by any such inspection and (iii) the Collateral Agent shall use reasonable efforts to coordinate any such inspection with evaluations and appraisals of the Borrowing Base conducted pursuant to Section 5.11(a) of the Credit Agreement. The Collateral Agent shall have the absolute right to share any information it gains from such inspection with any Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 9.16 of the Credit Agreement).

     (d) If the Securitization is not consummated by the Step-Up Date, then at any time thereafter, upon the request of the Collateral Agent or the Required Lenders made prior to consummation of the Securitization, the Grantors shall
(i) lease the Designated Location to the Collateral Agent on behalf of the Secured Parties, (ii) cause the Authorized Employees to become employees of or be seconded to the Collateral Agent on behalf of the Secured Parties, with the salaries and other compensation and benefits due to the Authorized Employees being paid by the Grantors on behalf of the Collateral Agent, and/or (iii) cause its counsel (who shall be reasonably acceptable to the Collateral Agent) to deliver a memorandum to the Collateral Agent describing the procedures to be followed in each state or other jurisdiction to perfect a security interest in the Vehicles.

     SECTION 6.05. Power of Attorney. (a) The Collateral Agent hereby makes, constitutes and appoints each Grantor (and each Authorized Employee) as the Collateral Agent's true and lawful agent (and attorney-in-fact) for the purpose of taking such actions as are necessary (i) to note the Collateral Agent as the holder of a first lien on the certificates of title for the Vehicles (and, pursuant to Section 6.03, to execute and file any related Uniform Commercial Code financing statements or other documentation) and to cause the certificates of registration for the Vehicles to be issued in the name of the Collateral Agent (if required pursuant to subparagraph (c) of Section 6.03) and (ii) to release the Collateral Agent's lien on any such certificate of title (and to file termination statements or similar documents with respect to any such related Uniform Commercial Code or other filings) in connection with a Vehicle Sale permitted under the Credit Agreement and to permit any such related certificate of registration to be reissued in the name of the acquiror under such Vehicle Sale.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time terminate the foregoing power of attorney (including the related power granted under paragraph (c) below) by giving notice to such effect to the Borrower; provided, however, that, with respect to Leasco, such power of attorney may only be so terminated after the Step-Up Date and then only if, pursuant to Section 5.15(d) of the Credit Agreement, Leasco shall have become a party to this Agreement as a "Grantor".

     (c) To further evidence the power of attorney referred to in paragraph (a) above, the Collateral Agent agrees that, upon the request of any Grantor, it will execute a separate power of attorney substantially in the form of Annex 4, provided that with respect to Leasco, such power of attorney shall be executed by Citicorp in its individual capacity and not as Collateral Agent, with necessary conforming changes being made thereto, until such time after the Step-Up Date as the Vehicles owned by Leasco shall constitute Collateral hereunder (if required as provided in Section 5.15(d) of the Credit Agreement).

     (d) So long as the power of attorney set forth in paragraph (a) above shall not have been terminated, the Collateral Agent will deliver to the applicable Grantor any certificate of title or registration it possesses pursuant to
Section 6.03 with respect to Vehicles subject to Vehicle Sales permitted under the Credit Agreement.

     SECTION 6.06. Reports. (a) Not later than 45 days after the end of each fiscal quarter of the Borrower (or, if a Default or Event of Default shall have occurred and be continuing, not later than 20 days after the end of each month), the Borrower will provide the Collateral Agent with a complete list of all Vehicles as of the last day of such quarter (or month), indicating which Vehicles have been added or deleted since the list most recently delivered to the Collateral Agent and, for each Vehicle, any state or other jurisdiction from which a certificate of title or registration for such Vehicle has been issued and is in effect and whether any such state or other jurisdiction requires any of the actions described in subparagraph (a) or (b) of Section 6.03 to be taken.

     (b) Not more than once every six months (as measured from the most recent request, other than requests made pursuant to the following proviso), upon the request of the Required Lenders or the Collateral Agent, the Borrower will cause a title check of a representative or random sample of certificates of title and registration (such sample to be compiled taking into account the multiple states and other jurisdictions from which certificates of title and registration for Vehicles have been issued) by a third person reasonably acceptable to the Collateral Agent (or, at the Collateral Agent's election, by the Collateral Agent) on a reasonable number (but in no event less than 2%) of the Vehicles, including verification that the certificates of title note the Collateral Agent as the first lienholder thereon and that the requirements set forth in subparagraphs (a), (b) and (c) of Section 6.03 have been satisfied, and shall prepare a report of exceptions with the results of such title check and cause such report to be furnished to the Required Lenders or the Collateral Agent, as applicable; provided, however, that if any such title check reveals that 5% of such sample does not comply with all the requirements set forth in Section 6.03, then, upon the request of the Required Lenders or the Collateral Agent, the Borrower will cause additional title checks to be performed on a reasonable number of other Vehicles and the Grantors shall take such actions as the Required Lenders or the Collateral Agent may reasonably request to improve the Grantors' procedures for maintaining and processing Title Documentation.

     SECTION 6.07. Collateral Agent. (a) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of taking all actions with respect to the Vehicles as are specified in Sections 6.02 and 6.03 and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to take any such action or any other action required by this Article VI, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereafter or any Event of Default, in its sole discretion, take such actions and any other actions with respect thereto as the Collateral Agent deems advisable.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have such remedies with respect to the Title Documentation as are set forth in Section 7.01. No exercise by the Collateral Agent of any such remedies shall release the Grantors of any of their obligations under this Article VI, including Sections 6.02 and 6.03.

     SECTION 6.07. Expenses. All actions required to be taken by the Borrower or any other Grantor under this Article VI shall be taken at the Borrower's or such Grantor's own cost and expense (other than as set forth in the proviso to Section 6.04(c)).

     SECTION 6.08. No Limitation. Nothing in this Article VI shall limit any other obligation or liability of the Borrower or any other Grantor set forth elsewhere in this Agreement or any other Loan Document.

                                  ARTICLE VII

                                   Remedies

     SECTION 7.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral (including Title Documentation) to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right (but not the obligation) to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained),
(b) with or without legal process and with or without prior notice or demand for performance, in its own name or the name of the applicable Grantor, (i) to demand, sue upon or otherwise enforce the Agreements with full power as though the Collateral Agent were the party named in the Agreements, and amend, revise, release or otherwise change the same as may seem proper to the Collateral Agent in its sole discretion and exercise all other rights of the applicable Grantor under the Agreements in such manner as the Collateral Agent may determine in its sole discretion and (ii) to perform for the applicable Grantor under the Agreements, and (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral (including any Dealer location and including entering the Designated Location and taking possession of or removing any amount of or all the Title Documentation) and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 7.02. Application of Proceeds. Following an Event of Default, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

         FIRST, to the payment of all costs and expenses incurred by the Collateral Agent or the Administrative Agent (in their respective capacities as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of their respective agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

         SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

         THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds or cash (or any income derived from investments made pursuant to the following sentence) in accordance with this Agreement. Pending the application of the proceeds of any collection or sale of Collateral or of any Collateral consisting of cash, the Collateral Agent may, in its absolute discretion, invest such proceeds or cash, provided that any after-tax income derived from any such investment shall be applied as provided in this
Section 7.02. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 7.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

     SECTION 7.04. Irrevocable Authorization. Each Grantor hereby irrevocably authorizes and directs each person who shall be a party to or liable for the performance of any of the Agreements, upon receipt of written notice from the Collateral Agent to the effect that an Event of Default has occurred and is continuing, to attorn to the Collateral Agent as owner under such Agreement and to pay, observe and otherwise perform the obligations under such Agreement to or for the Collateral Agent or the Collateral Agent's designee as though the Collateral Agent or such designee were the Grantor named in such Agreement, and to continue to do so until otherwise notified by the Collateral Agent. The Collateral Agent shall simultaneously provide the Borrower with a copy of any such notification given by the Collateral Agent pursuant to this Section 7.04, provided that the failure to do so shall not affect the Collateral Agent's rights under this Agreement. On or prior to the date hereof, the Borrower shall have delivered to the Collateral Agent the Consent and Agreement (in the form attached hereto as Annex 5) executed by the Seller with respect to the Transaction Agreements.


                                 ARTICLE VIII

                                 Miscellaneous

     SECTION 8.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I.

     SECTION 8.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

     SECTION 8.03. Survival of Agreement. All covenants, agreements, representations and warranties made in writing by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

     SECTION 8.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 8.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 8.06. Collateral Agent's Fees and Expenses; Indemnification. (a) To the extent provided in Section 5.07 or 5.11 of the Credit Agreement, each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any audits conducted by it or on its behalf with respect to the Borrowing Base and the assets included therein, subject to Section 5.11 of the Credit Agreement), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

     (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee.

     (c) If for any reason the indemnification set forth in paragraph (b) above is unavailable to any Indemnitee or insufficient to hold it harmless, then each Grantor shall contribute to the amount paid or payable to such Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by such Grantor, on the one hand, and such Indemnitee, on the other hand, but also the relative fault of such Grantor, on the one hand, and such Indemnitee, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to all Grantors, on the one hand, and all Indemnities, on the other hand, shall be deemed to be in the same proportion as
(i) the total value received or proposed to be received by the Borrower and the other Grantors in connection with the Commitments (whether or not any Loans are made) bears to (ii) the Fees. The indemnity, reimbursement and contribution obligations of each Grantor under paragraph (b) above and under this paragraph
(c) shall be in addition to any liability which such Grantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Grantor and any Indemnitee.

     (d) Promptly after receipt by an Indemnitee of notice of the commencement of any Proceedings, such Indemnitee will, if a claim in respect thereof is to be made against any Grantor, notify the Borrower in writing of the commencement thereof; provided that (i) the omission so to notify the Borrower will not relieve it or any other Grantor from any liability which it or such Grantor may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Borrower will not relieve it or any other Grantor from any liability which it or such Grantor may have to an Indemnitee otherwise than on account of the indemnity agreement provided for hereunder. In case any such Proceedings are brought against any Indemnitee and it notifies the Borrower of the commencement thereof, the Borrower will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, provided that, if the defendants in any such Proceedings include both such Indemnitee and the Borrower or any other Grantor and such Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower or such Grantor, such Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnitee. Upon receipt of notice from the Borrower to such Indemnitee of its election so to assume the defense of such Proceedings and approval by such Indemnitee of counsel, neither the Borrower nor any other Grantor shall be liable to such Indemnitee for expenses incurred by such Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Borrower nor any other Grantor shall be liable for the reasonable expenses of more than one separate counsel (plus no more than one separate local counsel in any jurisdiction), approved by the Agents, representing the Indemnitees who are parties to such Proceedings), (ii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of commencement of the Proceedings, (iii) the Borrower shall have authorized in writing the employment of counsel for such Indemnitee or (iv) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (e) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 8.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 8.06 shall be payable on written demand therefor.

     SECTION 8.07. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Banks, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 8.09. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

     SECTION 8.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 8.04), and shall become effective as provided in Section 8.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 8.12. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 8.13. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 8.14. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the L/C Exposure has been reduced to zero and the Issuing Banks have no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Collateral Agent. A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Guarantor shall be automatically released in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that, to the extent required by the Credit Agreement, the Required Lenders (or, if such Collateral constitutes all or any substantial part of the Collateral, each of the Lenders) shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise. On and after consummation of the Securitization, the Security Interest in any of the Collateral transferred by a Grantor as part of the Securitization shall be automatically released and the provisions of this Agreement (including, in the case of Vehicles, Article VI) relating to such Collateral shall no longer be applicable, provided that the proviso to Section 6.01(d) of the Credit Agreement shall have been satisfied.

     SECTION 8.15. Additional Grantors. Pursuant to Sections 5.15(d) and 5.16, respectively, of the Credit Agreement, (a) if the Securitization is not consummated by the Step-Up Date, then at any time thereafter, upon the request of the Agents or the Required Lenders made prior to the consummation of the Securitization, the Borrower is required to cause Leasco to enter into this Agreement as a Guarantor and (b) each Domestic Subsidiary (and, to the extent no adverse tax consequences to the Borrower or any Subsidiary would result, each Foreign Subsidiary) that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming such a Subsidiary. Upon execution and delivery by the Collateral Agent and Leasco or any such other Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         RYDER TRS, INC.,

                                           by  /s/ Wallace L. Rueckel
                                             -----------------------------------
                                             Name:  Wallace L. Rueckel
                                             Title:  Senior Vice President
                                                     & Treasurer


                                         EACH OF THE GUARANTORS LISTED ON
                                         SCHEDULE I HERETO,

                                           by  /s/ Wallace L. Rueckel
                                             -----------------------------------
                                             Name:  Wallace L. Rueckel
                                             Title:  Authorized Officer


                                         CITICORP, U.S.A., INC., as
                                         Documentation Agent and as Collateral
                                         Agent,

                                           by  /s/ Shapleigh B. Smith
                                             -----------------------------------
                                             Name:  Shapleigh B. Smith
                                             Title:  Authorized Officer

                                                               Schedule I to the
                                                              Security Agreement



GUARANTOR                                 ADDRESS

Ryder Truck Rental-One Way,               8699 NW 36th Street
Inc.                                      Miami, FL  33166

Ryder Move Management, Inc.               8669 NW 36th Street
                                          Miami, FL  33166

Ryder Relocation Services,                8669 NW 36th Street
Inc.                                      Miami, FL  33166

The Move Shop, Inc.                       8669 NW 36th Street
                                          Miami, FL  33166

                                                                  Annex 3 to the
                                                              Security Agreement

                   SUPPLEMENT NO. [ ] dated as of [                ], to the
         Security Agreement dated as of October 17, 1996, among RYDER TRS, INC., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary, individually, a "Guarantor" and, collectively, the "Guarantors"; the Borrower and the Guarantors are referred to collectively herein as the "Grantors") and CITICORP, U.S.A., INC., a Delaware corporation, as documentation agent and as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).

     A. Reference is made to the Credit Agreement dated as of October 17, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), the Lenders identified therein as issuing banks (the "Issuing Banks"), The Chase Manhattan Bank, as administrative agent for the Lenders, and the Collateral Agent.

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Sections 5.15(d) and 5.16, respectively, of the Credit Agreement,
(a) if the Securitization is not consummated by the Step-Up Date, then at any time thereafter, upon the request of the Agents or the Required Lenders made prior to the consummation of the Securitization, the Borrower is required to cause Leasco to enter into the Security Agreement as a Guarantor and (b) each Domestic Subsidiary (and, to the extent no adverse tax consequences to the Borrower or any Subsidiary would result, each Foreign Subsidiary) that was not in existence or not such a Subsidiary on the date of the Credit Agreement is required to enter into Security Agreement as a Guarantor upon becoming such a Subsidiary. Section 8.15 of Security Agreement provides that Leasco or any such other Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with such requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Collateral Agent and the New Grantor agree as follows:

     SECTION 1. In accordance with Section 8.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and
(b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof [insert if Leasco is the New Grantor: , except that Vehicles owned by the New Grantor and covered by the Vehicle Title Nominee Agreement are titled in the name of the Seller]. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

     SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

     SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

     SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.


     IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.


                                         [Name Of New Grantor],

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:
                                                      --------------------------
                                             Address:
                                                      --------------------------
                                                      --------------------------



                                         CITICORP, U.S.A., INC., as
                                         Documentation Agent and as Collateral
                                         Agent,

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                  Annex 4 to the
                                                              Security Agreement



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENT, that Citicorp, U.S.A., Inc., as documentation agent and as collateral agent (the "Collateral Agent"), pursuant to the Security Agreement dated as of October 17, 1996 (the "Security Agreement"), among Ryder TRS, Inc. (the "Borrower"), each subsidiary of the Borrower listed on Schedule I thereto and the Collateral Agent, does hereby make, constitute and appoint [insert name of Grantor] (and each of its Authorized Employees) as the Collateral Agent's true and lawful agent (and attorney-in-fact) for the purpose of taking such actions as are necessary (a) to note the Collateral Agent as the holder of a first lien on the certificates of title for the Vehicles (and, pursuant to Section 6.03 of the Security Agreement, to execute and file any related Uniform Commercial Code financing statements or other documentation) and to cause the certificates of registration for the Vehicles to be issued in the name of the Collateral Agent (if required pursuant to subparagraph (c) of Section 6.03 of the Security Agreement) and (b) to release the Collateral Agent's lien on any such certificate of title (and to file termination statements or similar documents with respect to any such related Uniform Commercial Code or other filings) in connection with a Vehicle Sale permitted under the Credit Agreement and to permit any such related certificate of registration to be reissued in the name of the acquiror under such Vehicle Sale. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement.

     This Power of Attorney is for the limited purposes specified herein, shall not be constituted as a general power of attorney and is granted by Citicorp, U.S.A., Inc. not in its individual capacity but only as Collateral Agent. The powers and authority granted hereunder shall, unless sooner revoked by the Collateral Agent in accordance with Section 6.05(b) of the Security Agreement or following the resignation or removal of the Collateral Agent under the Credit Agreement, cease upon the termination of the Security Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney as of this ___ day of _______, ____.


                                  CITICORP, U.S.A., INC., as Documentation Agent and as Collateral Agent,

                                  by
                                     -------------------------------------------
                                     Name:
                                     Title:


STATE OF NEW YORK  )
                  :
COUNTY OF NEW YORK )

     Subscribed and sworn before me, a notary public, in and for said county and state this _____ day of __________, ____.



                                     -------------------------------------------
                                     Notary Public
                                     My Commission Expires:

                                                                  Annex 5 to the
                                                              Security Agreement



                             CONSENT AND AGREEMENT

     Ryder Truck Rental, Inc., a Florida corporation ("Ryder") hereby acknowledges notice of, and consents to, the assignment of the Seller Agreements (as defined below) pursuant to the Security Agreement dated as of October 17, 1996 (the "Security Agreement"), among Ryder TRS, Inc. a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower parties thereto and Citicorp, U.S.A., Inc., as documentation agent and as collateral agent (the "Collateral Agent") for the lenders parties to the Credit Agreement (as defined in the Security Agreement), and each party hereto hereby agrees that:

         (a) The Collateral Agent shall be entitled to exercise any and all rights and remedies of the Borrower under the Seller Agreements and perform for the Borrower under the Seller Agreements in accordance with the terms of the Security Agreement, and Ryder shall comply in all respects with such exercise. Notwithstanding anything to the contrary contained herein, such rights and remedies of the Collateral Agent shall be subject to the conditions, defenses, agreements or procedures, if any, that would be applicable if such rights and remedies were exercised by the Borrower and shall be no greater than the rights and remedies of the Borrower under the Seller Agreements.

         (b) The Collateral Agent shall be entitled to exercise any and all cure rights of the Borrower under the Seller Agreements, and Ryder shall comply in all respects with such exercise. Notwithstanding anything to the contrary contained herein, such rights and remedies of the Collateral Agent shall be subject to the conditions, defenses, agreements or procedures, if any, that would be applicable if such rights and remedies were exercised by the Borrower and shall be no greater than the rights and remedies of the Borrower under the Seller Agreement.

         (c) In the event that (i) a receiver, trustee, custodian, sequestrator, conservator or similar official or the Borrower as debtor-in-possession (a "Trustee") shall have been appointed for the Borrower or for a substantial part of the property or assets of the Borrower in connection with the occurrence of any of the events described in clause (g) or (h) of Article VII of the Credit Agreement and (ii) the Trustee rejects any Seller Agreement, then, upon the request of the Collateral Agent, Ryder will as promptly as practicable enter into an agreement with the Collateral Agent or its nominee substantially identical to the Seller Agreement so rejected; provided, however, that as a condition precedent to entering into any such new agreement, Ryder may require (A) reasonable modifications to the terms of such Seller Agreement to the extent necessary to assure that Ryder will suffer no damage or harm that it would not have suffered had the Borrower and Ryder continued as the only parties under the Seller Agreements, (B) an opinion of counsel reasonably acceptable to Ryder with respect to due organization, due authorization, enforceability and non-contravention (in each case as to the Collateral Agent or such nominee or such new agreement, as applicable), such opinion to be in form and substance reasonably acceptable to Ryder, and (C) the payment of Ryder's reasonable out-of-pocket fees and expenses arising therefrom, including, without limitation, those relating to the preparation, review and negotiation of such new agreement.

     The term "Seller Agreements" shall mean the Asset and Stock Purchase Agreement dated as of September 19, 1996 (the "Purchase Agreement"), by and between Ryder and the Borrower, the Maintenance Agreement, the Administrative Services Agreement, the MIS Support Agreement, the Ryder Dealer Agreement, the Used Truck Sales Agreement, the Trademark License Agreement, the Software License Agreement, the Copyright License Agreement, the Patent License Agreement, the Shared Facility Licenses, the Assumption Agreement and the Office Sublease Agreement (each such term as defined in the Purchase Agreement) and any other agreement, instrument or document entered into or delivered between or among the Borrower and the undersigned or any of its affiliates in connection with the transactions effected pursuant to the Purchase Agreement, as each such agreement, instrument or document may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     This Consent and Agreement shall be binding upon Ryder and its successors and assigns, and shall inure to the benefit of the Collateral Agent, the lenders parties to the Credit Agreement and their respective successors and assigns. THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Consent and Agreement may be executed in any number of counterparts, and by one or more of the parties on separate counterparts, each of which when so executed shall be deemed an original and such counterparts together shall constitute and be one and the same instrument.


     IN WITNESS WHEREOF, the undersigned have duly acknowledged, accepted and executed this Consent and Agreement as of this 17th day of October, 1996.


                                            RYDER TRUCK RENTAL, INC.,


                                            by
                                              ----------------------------------
                                              Name:
                                              Title:


                                            CITICORP, U.S.A., INC.,
                                            as documentation agent and
                                            as collateral agent,


                                            by
                                              ----------------------------------
                                              Name:
                                              Title:


                                            RYDER TRS, INC.,


                                            by
                                              ----------------------------------
                                              Name:
                                              Title: